UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Tajvinder S. Bindra

On May 30, 2007, Tajvinder S. Bindra resigned as the Executive Vice President and Chief Financial Officer of New Century Financial Corporation (the "Company"). Mr. Bindra’s resignation had the effect of ending his employment under that certain Employment Agreement, dated October 25, 2006, between Mr. Bindra and the Company (the "Employment Agreement"). Under the terms of the Employment Agreement, the Company is obligated to pay Mr. Bindra the unpaid portion of his accrued salary, bonus and benefits through May 30, 2007. The Company’s ability to make any such payments is subject to the applicable limitations under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

The foregoing description of the Employment Agreement is qualified in its entirety by the actual terms of Mr. Bindra's Employment Agreement, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006, and which is incorporated herein by reference.

Appointment of Holly Etlin as the Company’s Chief Restructuring Officer

On May 14, 2007, Holly Etlin was appointed as the Company’s Chief Restructuring Officer. In connection with this appointment, on May 16, 2007, the Company entered into that certain Letter Agreement, dated May 11, 2007 (the "Letter Agreement"), between the Company and AP Services, LLC ("AP Services"), amending the Agreement, dated March 22, 2007, between the Company and AP Services. Pursuant to the Letter Agreement, the Company will compensate AP Services for Ms. Etlin’s services as Chief Restructuring Officer on an hourly basis at a rate of $695 per hour. Ms. Etlin is independently compensated pursuant to arrangements between AP Services and its affiliate, AlixPartners LLP ("AlixPartners"), a financial advisory and consulting firm specializing in corporate restructuring. Ms. Etlin will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The Company is seeking approval of the Letter Agreement from the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), where the Company’s chapter 11 cases are pending.

The Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Etlin, age 49, is a Managing Director of AlixPartners. Ms. Etlin, who has been a Managing Director of AlixPartners since January 2007, will remain a Managing Director of AlixPartners while serving as the Company’s Chief Restructuring Officer. Prior to joining AlixPartners, Ms. Etlin was a Principal with XRoads Solutions Group, a professional services firm, from June 2002 to January 2007. Ms. Etlin holds a bachelor’s degree from the University of California at Los Angeles.

Approval of Retention and Incentive Plans by Bankruptcy Court

As previously disclosed on April 10, 2007, the Company’s Board of Directors adopted the New Century Financial Corporation Key Employee Incentive Retention Plan and the New Century Financial Corporation Executive Incentive Plan (collectively, the "Plans"), both of which were subject to the approval of the Bankruptcy Court.

The Company, in consultation with the creditors’ committee, subsequently revised the Plans and resubmitted the Plans to the Bankruptcy Court for approval. In connection with the revisions, the Company changed the name of the New Century Financial Corporation Executive Incentive Plan to the New Century Financial Corporation Key Employee Incentive Plan (as revised, the "KEIP"). Below we refer to the revised New Century Key Employee Incentive Retention Plan as the "KEIRP" and the KEIRP together with the KEIP as the "Revised Plans." The Bankruptcy Court entered an order approving the Revised Plans on May 29, 2007.

The KEIRP provides approximately $1.0 million to fund the payment of retention bonuses and also provides that certain key employees will receive incentive bonuses based upon the extent to which the liquidation prices for certain of the Company’s asset classes meet or exceed targets established in the KEIRP. If the liquidation prices meet but do not exceed the target prices for each of the asset classes described in the KEIRP, the Company will contribute approximately $0.3 million to the KEIRP for the payment of incentive bonuses. As previously disclosed, on May 2, 2007, the Company entered into an agreement to sell certain mortgage loans originated by the Company, as well as residual interests owned by the Company in certain securitization trusts, for approximately $58 million (the "Mortgage Assets Sale"), and on May 21, 2007, the Company entered into an agreement to sell its servicing assets and servicing platform for approximately $184 million (the "Servicing Assets Sale" and together with the Mortgage Assets Sale, the "Assets Sales"). The Company currently expects that approximately 80 employees could participate in the KEIRP.

The KEIP provides incentive bonuses based upon the extent to which the liquidation prices for certain of the Company’s assets meet or exceed targets established in the KEIP. If the liquidation prices meet but do not exceed the target prices for each of the asset classes described in the KEIP, the Company will contribute approximately $1.7 million to the KEIP for the payment of incentive bonuses. The Company currently expects that approximately 30 employees could participate in the KEIP, including the following, Joseph F. Eckroth, Jr., Executive Vice President of the Company, Robert J. Lambert, the Company’s Senior Vice President, Leadership and Organizational Development, Anthony T. Meola, the Company’s Executive Vice President, Loan Production, and Stergios Theologides, the Company’s Executive Vice President – Corporate Affairs and General Counsel. None of the employees that are eligible to participate in the KEIP may participate in the KEIRP.

The KEIRP and the KEIP are attached hereto as Exhibits 10.2 and 10.3 and are incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

On May 31, 2007, pursuant to section 521 of chapter 11 of the Bankruptcy Code and Rule 1007 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the Company and certain of its debtor-in-possession subsidiaries (collectively, the "Debtors") each filed its Schedules of Assets, Liabilities, and Executory Contracts and Statement of Financial Affairs (collectively, the "Bankruptcy Schedules") with the Bankruptcy Court. The Bankruptcy Schedules contain unaudited summary financial information relating to each Debtor's assets and liabilities in the form set forth in the Bankruptcy Code and the Bankruptcy Rules and regulations thereunder. The Bankruptcy Schedules are available without charge on the website of the Company’s Claims and Noticing Agent, XRoads Case Management Services, at www.xroadscms.net/newcentury.

The Bankruptcy Schedules contain financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained in the Bankruptcy Schedules has been prepared in accordance with applicable law under the Bankruptcy Code and is not to be used for investment purposes. There can be no assurance that the Bankruptcy Schedules are complete. The Debtors may amend or otherwise change the information contained in the Bankruptcy Schedules at a future date.

As explained in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on February 7, 2007, the previously filed interim financial statements of the Company for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (the "Interim Financial Statements") should not be relied upon. As explained in a Current Report on Form 8-K filed by the Company with the SEC on May 24, 2007, the previously filed annual financial statements of the Company for its fiscal year ended December 31, 2005 (the "2005 Financial Statements") should also not be relied upon. The information contained in the Bankruptcy Schedules is further qualified by these disclosures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

June 4, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated May 11, 2007, between the Company and AP Services, LLC
10.2	New Century Financial Corporation Key Employee Incentive Retention Plan
10.3	New Century Financial Corporation Key Employee Incentive Plan